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                                                                Exhibit 11


                     ADVANCED LIGHTING TECHNOLOGIES, INC.
         EXHIBIT 11 - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

               (In thousands, except per share dollar amounts)

                                                                 Three Months Ended December 31,
                                                ---------------------------------------------------------------
                                                             1996                             1995
                                                ---------------------------------------------------------------
                                                Shares      Amount        EPS    Shares      Amount         EPS
                                                ---------------------------------------------------------------
Income (loss) before extraordinary charge                   $1,151                          $(1,453)
Less: Increase in warrants value                                --                            1,350
                                                            ------                          -------
INCOME (LOSS) BEFORE EXTRAORDINARY CHARGE
  ATTRIBUTABLE TO COMMON SHAREHOLDERS                       $1,151                          $(2,803)
                                                            ======                          =======

Net income (loss)                                           $1,151                          $(1,556)
Less: Increase in warrants value                                --                            1,350
                                                            ------                          -------
NET INCOME (LESS) ATTRIBUTABLE TO COMMON
  SHAREHOLDERS                                              $1,151                          $(2,906)
                                                            ======                          =======

Sharebase:
  Shares deemed outstanding at beginning
    of period                                   10,845                          7,282
  Weighted average shares issued pursuant to
    public offering                              2,452                            630
  Weighted average shares issued upon
    warrant conversion                              --                            117
  Weighted average shares issued in acquisition      5                             --
  Weighted average shares issued for exercise
    of stock options                                 8                             --
  Weighted average common share equivalents        305                            419
  Weighted average shares issuable                  35                             --
                                                ------                          -----
                                                13,650                          8,448
                                                ======                          =====

Income (loss) per share:
  Income (loss) before extraordianary item                              $0.08                            $(0.33)
  Extraordinary charge                                                     --                             (0.01)
                                                                        -----                            -------
NET INCOME (LOSS) PER SHARE                                             $0.08                            $(0.34)
                                                                        =====                            =======
                                                                  Six Months Ended December 31,
                                                -------------------------------------------------------------
                                                             1996                            1995
                                                --------------------------------------------------------------
                                                Shares      Amount        EPS    Shares     Amount         EPS
                                                --------------------------------------------------------------
Income (loss) before extraordinary charge                   $2,621                         $  (529)
Less: Increase in warrants value                                --                           1,350
                                                            ------                         -------
INCOME (LOSS) BEFORE EXTRAORDINARY CHARGE
  ATTRIBUTABLE TO COMMON SHAREHOLDERS                       $2,621                         $(1,879)
                                                            ======                         =======

Net income (loss)                                           $2,621                         $  (632)
Less: Increase in warrants value                                --                           1,350
                                                            ------                         -------
NET INCOME (LESS) ATTRIBUTABLE TO COMMON
  SHAREHOLDERS                                              $2,621                         $(1,982)
                                                            ======                         =======

Sharebase:
  Shares deemed outstanding at beginning
    of period                                   10,845                          7,282
  Weighted average shares issued pursuant to
    public offering                              2,203                            315
  Weighted average shares issued upon
    warrant conversion                              --                             58
  Weighted average shares issued in acquisition      2                             --
  Weighted average shares issued for exercise
    of stock options                                 4                             --
  Weighted average common share equivalents        255                            478
  Weighted average shares issuable                  35                             --
                                                ------                          -----
                                                13,344                          8,133
                                                ======                          =====

Income (loss) per share:
  Income (loss) before extraordianary item                              $0.20                           $(0.23)
  Extraordinary charge                                                     --                            (0.01)
                                                                        -----                           -------
NET INCOME (LOSS) PER SHARE                                             $0.20                           $(0.24)
                                                                        =====                           =======

